Exhibit 99
Silicon Labs Reports First Quarter 2026 Results
Wireless IoT leader delivers $214 million in revenue and non-GAAP EPS of $0.53
AUSTIN, Texas – May 5, 2026 – Silicon Labs (NASDAQ: SLAB), the leading innovator in low-power wireless, reported financial results for the first quarter, which ended April 4, 2026.
“The Silicon Labs team delivered a strong start to 2026 with revenue of $214 million and meaningful year-over-year improvements in both gross margin and profitability,” said Matt Johnson, President and Chief Executive Officer.
“Over the course of the quarter we saw an acceleration in bookings with declining inventory positions at our distributors and end customers, led by our broad industrial business. Design win momentum continued during the first quarter, exceeding both our internal targets and our 2025 run rate, which was a prior record year for the company. This performance underscores the breadth and depth of our innovative product portfolio across end applications.
Our leading indicators point to both near- and long-term strength, with book-to-bill ratio at a multi-year high and two quarters of record design wins, reinforcing our conviction in Silicon Labs’ durable growth trajectory. At the same time, our proposed merger with Texas Instruments continues to advance, and we remain focused on disciplined execution and delivering for our customers.”
First Quarter Financial Highlights
•Revenue was $214 million, up 20% year-over-year
•Industrial & Commercial revenue was $128 million, up 33% year-over-year
◦Strength in electronic shelf labels and smart metering end applications
•Home & Life revenue was $86 million, up 5% year-over-year
◦Medical end applications revenue grew by 21% year-over-year
Results on a GAAP basis:
•GAAP gross margin was 59.5%
•GAAP operating expenses were $144 million
•GAAP operating loss was $17 million
•GAAP effective tax rate was (16.1)%
•GAAP diluted loss per share was $(0.48)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, acquisition-related costs, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 59.7%
•Non-GAAP operating expenses were $109 million
•Non-GAAP operating income was $18 million
•Non-GAAP effective tax rate was 18%, which is the expected long-term rate for the remainder of the year
•Non-GAAP diluted earnings per share was $0.53

Due to the announced pending acquisition of Silicon Labs by Texas Instruments, Silicon Labs has suspended providing forward-looking guidance.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding Silicon Labs’ current expectations, which are based on its current views and assumptions. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements, although the absence of such words does not necessarily mean a statement is not forward looking. These forward-looking statements include, but are not limited to, Silicon Labs’ expectations regarding its near- and long-term strength and durable growth trajectory and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations that are expressed or implied herein. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: our ability to complete the merger with Texas Instruments within the time frame expected, or at all, as well as potential disruptions in our business and restrictions on our activities during the pendency of the merger; fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the impact of the current global memory chip shortage; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; risks relating to compliance with laws and regulations; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 4, 2026	April 5, 2025
Revenues	$213,500	$177,714
Cost of revenues	86,502	79,937
Gross profit	126,998	97,777
Operating expenses:
Research and development	88,594	88,219
Selling, general and administrative	55,486	41,638
Operating expenses	144,080	129,857
Operating loss	(17,082)	(32,080)
Other income (expense):
Interest income and other, net	3,626	3,793
Interest expense	(232)	(284)
Loss before income taxes	(13,688)	(28,571)
Provision for income taxes	2,209	1,899
Net loss	$(15,897)	$(30,470)

Loss per share:
Basic	$(0.48)	$(0.94)
Diluted	$(0.48)	$(0.94)

Weighted-average common shares outstanding:
Basic	32,963	32,465
Diluted	32,963	32,465

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended April 4, 2026
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition-Related Costs	Other Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$213,500

Gross profit	126,998	59.5%	$442	$—	$—	$—	$127,440	59.7%

Research and development	88,594	41.5%	11,416	2,295	—	664	74,219	34.8%

Selling, general and administrative	55,486	26.0%	9,197	—	11,213	—	35,076	16.4%

Operating expenses	144,080	67.5%	20,613	2,295	11,213	664	109,295	51.2%

Operating income (loss)	(17,082)	(8.0%)	21,055	2,295	11,213	664	18,145	8.5%

	Three Months Ended April 4, 2026
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition-Related Costs*	Other Costs*	Income Tax Adjustments**	Non- GAAP Measure
Net income (loss)	$(15,897)	$21,055	$2,295	$11,213	$664	$(1,668)	$17,662

		Shares Excluded Due to Net Loss
Diluted shares outstanding	32,963	585					33,548

Diluted earnings (loss) per share	$(0.48)						$0.53
*Represents pre-tax amounts
**    Represents the application of an 18% non-GAAP tax rate

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	April 4, 2026	January 3, 2026
Assets
Current assets:
Cash and cash equivalents	$383,089	$364,222
Short-term investments	55,767	79,400
Accounts receivable, net	77,120	64,513
Inventories	103,232	95,566
Prepaid expenses and other current assets	57,113	70,316
Total current assets	676,321	674,017
Property and equipment, net	131,821	128,643
Goodwill	376,389	376,389
Other intangible assets, net	20,836	23,130
Other assets, net	61,094	67,138
Total assets	$1,266,461	$1,269,317
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,384	$50,717
Deferred revenue and returns liability	9,822	5,359
Other current liabilities	66,273	87,711
Total current liabilities	132,479	143,787
Other non-current liabilities	35,448	31,112
Total liabilities	167,927	174,899
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,968 and 32,955 shares issued and outstanding at April 4, 2026 and January 3, 2026, respectively	3	3
Additional paid-in capital	177,551	157,402
Retained earnings	920,917	936,814
Accumulated other comprehensive income	63	199
Total stockholders’ equity	1,098,534	1,094,418
Total liabilities and stockholders’ equity	$1,266,461	$1,269,317

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	April 4, 2026	April 5, 2025
Operating Activities
Net loss	$(15,897)	$(30,470)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	6,047	6,248
Amortization of other intangible assets	2,295	5,437
Stock-based compensation expense	21,055	19,714
Deferred income taxes	1,153	(1,514)
Changes in operating assets and liabilities:
Accounts receivable	(12,608)	2,412
Inventories	(7,616)	22,098
Prepaid expenses and other assets	6,813	2,973
Accounts payable	3,387	9,234
Other current liabilities and income taxes	(7,415)	11,870
Deferred revenue and returns liability	4,463	3,405
Other non-current liabilities	3,257	(3,279)
Net cash provided by operating activities	4,934	48,128

Investing Activities
Purchases of marketable securities	—	(19,728)
Sales of marketable securities	—	10,005
Maturities of marketable securities	23,461	10,675
Purchases of property and equipment	(9,837)	(4,852)
Proceeds from capital-related government incentives	1,265	—
Net cash provided by (used in) investing activities	14,889	(3,900)

Financing Activities
Payment of taxes withheld for vested stock awards	(956)	(958)
Net cash used in financing activities	(956)	(958)

Increase in cash and cash equivalents	18,867	43,270
Cash and cash equivalents at beginning of period	364,222	281,607
Cash and cash equivalents at end of period	$383,089	$324,877